EXHIBIT 10.11

Rescission Agreement

This Rescission Agreement is executed as of the 2nd day of September , 2011, by and between Richard S. Glisky (“Glisky”), and Z3 Enterprises, Inc. , a publicly traded Nevada corporation (“Z3E”).

Recitals

WHEREAS, on or about September 29, 2010, Glisky entered into a Membership Interest Purchase Agreement with Z3E for the sale of One Hundred (100%) percent of the membership interests in Harvest Hartwell CCP, LLC (“HHCCP”), a Michigan limited liability company, in exchange for shares of Z3E common stock (the “Membership Purchase Agreement”); and

WHEREAS, on or about September 29, 2010, Glisky entered into a Stock Purchase Agreement with Phoenix Productions and Entertainment Group LLC, a Nevada limited liability company (“PPEG”) whereby PPEG would purchase shares of Z3E common stock acquired by Glisky in conjunction with the sale of his membership interest in HHCCP (the “Stock Purchase Agreement”); and

WHEREAS, both the Membership Purchase Agreement and the Stock Purchase Agreement contained provisions binding Glisky to the respective agreements provided the transactions of both agreements were consummated; and

WHEREAS, PPEG failed to perform under the terms of the Stock Purchase Agreement, as amended; and

WHEREAS, Glisky and Z3E have agreed to rescind and void ab initio the Membership Interest Purchase Agreement in its entirety.

NOW, THEREFORE, and in consideration of the covenants, warranties, and terms herein, and reliance thereon, it is agreed that:

  Recission of Membership Interest Purchase Agreement. The Membership Interest Purchase Agreement is hereby deemed rescinded, void ab initio and of no further force or effect.
  Assignment of Membership Interest. Solely for clerical purposes only and not to validate the rescinded Membership Interest Purchase Agreement, Z3E shall assign One hundred (100%) percent of the membership interests in HHCCP to Glisky by executing the Assignment of Membership Interest, attached hereto as Exhibit A and incorporated herein by reference.
  Assignment of Z3E Stock. Solely for clerical purposes only and not to validate the rescinded Membership Interest Purchase Agreement, Glisky shall assign to Z3E One Million Nine Hundred Twenty Thousand (1,920,000) shares of Z3E common stock, standing in the name of Glisky and represented by Certificate No. 57 being all of the common stock received by Glisky under the Membership Interest Purchase Agreement by executing and delivering the Assignment Separate from Certificate, attached hereto as Exhibit B and incorporated herein by reference, and Certificate No. 57.

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4.   Representation and Warranty. Z3E hereby represents and warrants that it has not transferred, sold or encumbered the membership interests in HHCCP or any of the assets of HHCCP, other than a certain mortgage to Judson Bibb in the amount of Twenty Two Thousand Five Hundred ($22,500) Dollars which shall be discharged on or before the closing of this transaction.

     5. Confirmation of Authorization of Parties' Signatories. The undersigned signatories to this Contract acknowledge and affirm that they are duly authorized signatories and have full legal capacity to initiate and execute all legal obligations arising from this Agreement. The signatories, whose endorsements appear herein respectively, hereby represent that they each are acting with full corporate authority, and with full knowledge and at the direction of the officers and/or Board of Directors of their respective companies.

6. Execution of Contract in Counterparts; Facsimile Copies Acceptable. This Agreement shall be bound and sealed, each and every page shall be initialed, and the signatures of the Parties' duly authorized representatives shall be affixed as indicated below. The Parties stipulate and agree that this Agreement may be signed in counterparts, duly initialed and executed by each Party as set forth above. When each counterpart, duly initialed and executed, and delivery thereof has been made to each Party respectively, this Agreement shall then be considered to be an original, binding agreement between The Parties, whether received in hand, delivered by mail or courier, or transmitted via electronic facsimile transmission. The Parties further stipulate and agree that duly executed electronic facsimile transmission copies shall be acceptable and shall be considered to be as valid, legal and binding upon The Parties as the originals thereof.

      7.  Modification. This is the final expression of the agreement of the parties. All representations and negotiations are merged into this Agreement. This Agreement may only be amended by a writing signed by all parties hereto.

8. Governing Law. This Agreement shall be governed and interpreted under the law of Michigan. If a provision shall be held to be unenforceable, it shall not affect the other provisions of this Agreement.

IN WITNESS WHEREOF, the parties have signed this Agreement on the date first above written.

Z3 Enterprises, Inc., a Nevada corporation

By: /s/ Ross Giles             /s/ Richard S. Glisky

Ross Giles, President Richard S. Glisky

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Exhibit A

Assignment of Company Interest

THIS ASSIGNMENT OF COMPANY INTEREST (“Assignment”) is made this 2nd day of September 2011, by and between Z3 Enterprises, Inc., a publicly traded Nevada Corporation, as Assignor, and Richard S. Glisky, as assignee.

RECITALS:

WHEREAS, Assignor is a member of Harvest Hartwell CCP, LLC, a Michigan limited liability company (the Company); and

WHEREAS, Assignor desires to assign to Assignee his entire membership

Interest in the Company, being one hundred (100%) percent of membership interest in the Company (the Membership Interest); and

WHEREAS, Assignee desires to acquire the Membership interest in accordance with the terms and conditions contained herein;

ASSIGNMENT:

NOW THEREFORE, in consideration of the mutual promises and covenants contained herein, the adequacy, sufficiency and receipt of which are hereby acknowledged and with the intent to be legally bound hereby, it is agreed as follows:

1. Assignment of Interest. Assignor hereby assigns, transfers, conveys and warrants to Assignee all of Assignor’s respective right, title and interest in and to the Membership Interest.

2. Acceptance of Interest. Assignee does hereby accept the Assignment of

Assignor’s Membership Interest.

3. Binding Effect. This Assignment shall bind the parties hereto, their successors and assigns.

4. Counterparts. This Assignment may be executed in any number of counterparts, which together shall constitute the entire agreement between the parties.

IN WITNESS WHEREOF, Assignor and Assignee have executed this Assignment as of the day and year first above written.

ASSIGNOR

Z3 Enterprises, Inc

a Nevada corporation

/s/ Ross Giles

Ross Giles, President

ASSIGNEE

/s/ Richard Glisky

Richard Glisky

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